UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2013

ALLEGHANY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 752-1356

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, Alleghany Corporation (“Alleghany”) determined to expand its executive leadership team by separating the role of Chief Financial Officer from management of Alleghany’s approximately $16 billion fixed income portfolio. Accordingly, Roger B. Gorham, Alleghany’s Senior Vice President and Chief Financial Officer, will assume overall responsibility for Alleghany’s fixed income portfolio and will no longer serve as Chief Financial Officer once a successor is identified. Mr. Gorham will serve as Alleghany’s Senior Vice President and acting Chief Financial Officer until a successor is identified, at which time Mr. Gorham will be named as Senior Vice President – Head of Fixed Income and Treasurer.

Item 8.01	Other Events.

On January 22, 2013, Alleghany issued a press release announcing the above-mentioned change in management roles. A copy of such release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION

Date: January 22, 2013	By:	/s/ Christopher K. Dalrymple
		Name:	Christopher K. Dalrymple
		Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated January 22, 2013